Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region. Our focus is owning and operating properties that can benefit from our market knowledge and intensive operational skills with a focus on increasing their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Jaime N. Marcus
Director, Investor Relations
(240) 223-2735
jmarcus@first-potomac.com

The forward-looking statements contained in this supplemental financial information, including statements in our earnings release regarding our 2016 Core FFO guidance and related assumptions, execution of our strategic plan, potential dispositions and timing and pricing of such dispositions, and future acquisitions and growth opportunities, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on attractive terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Earnings Release

Company Contact:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Director, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
FOURTH QUARTER AND FULL-YEAR 2015 RESULTS

New Leadership Team Executing Strategic Plan
To Improve Performance and Enhance Shareholder Value

BETHESDA, MD. (February 22, 2016) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and twelve months ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	Reported Core Funds From Operations of $17.1 million, or $0.28 per diluted share.

•	Increased same property net operating income by 6.1% on an accrual basis and 8.3% on a cash basis compared with the same period in 2014.

•	Sold Newington Business Park for net proceeds of $31.4 million and Cedar Hill I and III for net proceeds of $25.9 million.

•	Robert Milkovich appointed President and Chief Executive Officer and added to the Board of Trustees.

Full-Year 2015 Highlights

•	Reported Core Funds From Operations of $62.0 million, or $1.02 per diluted share.

•	Increased same property net operating income by 4.8% on an accrual basis and 6.4% on a cash basis compared with the same period in 2014.

•	Enhanced corporate governance by strengthening Board of Trustees, separating Chairman and CEO roles, and adopting majority voting standard for uncontested trustee elections.

Strategic Plan

Over the past three months, we completed an extensive underwriting of our business, our portfolio and our team. Based on this underwriting, we are now implementing our strategic plan to de-risk the portfolio, de-lever the balance sheet and maximize asset values (the “Strategic Plan”). The key action items include:

•	Improve our portfolio composition by increasing the disposition of non-core assets from $200 million to approximately $350 million.

•	Address upcoming lease expirations through the repositioning of 500 First Street, NW and 540 Gaither Road at Redland Corporate Center, and the future sale of One Fair Oaks.

Earnings Release - Continued

•
Strengthen the balance sheet and improve liquidity by reducing leverage, limiting our floating rate debt exposure over time, and extending our debt maturities to better match our capital structure with our assets.

•	Manage our cost structure by reducing normalized corporate overhead and G&A.

•	Reduce our targeted annualized common share dividend from $0.60 to $0.40.

We furnished a Form 8-K with the SEC this morning referencing presentation materials outlining our Strategic Plan, which is available under the investor relations portion of our website at www.first-potomac.com. Please see the presentation materials for more information regarding our Strategic Plan.

Bob Milkovich, Chief Executive Officer of First Potomac Realty Trust, stated, “Over the course of 2015, we made significant progress on a number of initiatives, including further improving our operating metrics, executing strategic dispositions, and realigning the executive team and Board of Trustees. I am confident in the team we have in place and I firmly believe that the execution of our Strategic Plan will best position the Company to benefit from the improving D.C. office market to create substantial value for our shareholders.”

Fourth Quarter Results

Funds From Operations (“FFO”) available to common shareholders decreased to $9.2 million, or $0.15 per diluted share, for the three months ended December 31, 2015, from $16.4 million, or $0.27 per diluted share, for the same period in 2014, primarily due to $6.1 million of personnel separation costs, the majority of which relate to the departure of the Company’s former Chief Executive Officer and Chief Investment Officer during the fourth quarter of 2015. For the three months ended December 31, 2015, the Company also incurred $1.8 million of debt extinguishment costs due to the amendment and restatement of our unsecured revolving credit facility and unsecured term loan.

FFO available to common shareholders for the twelve months ended December 31, 2015 decreased to $54.8 million, or $0.90 per diluted share, from $56.0 million, or $0.92 per diluted share, for the same period in 2014, due to the aforementioned personnel separation costs and debt extinguishment costs incurred during the fourth quarter of 2015, as well as first quarter 2015 charges of $0.5 million related to the extinguishment of debt associated with the sale of the Richmond Portfolio and $0.4 million of personnel separation costs, related to organizational restructuring. The decrease from these non-recurring costs was almost completely offset by an increase in net operating income, as a result of higher occupancy in our portfolio.

Core FFO, which excludes both the personnel separation costs and the debt extinguishment costs mentioned above, increased for the three months ended December 31, 2015 to $17.1 million, or $0.28 per diluted share, from $16.4 million, or $0.27 per diluted share, for the same period in 2014. Core FFO for the twelve months ended December 31, 2015 increased to $62.0 million, or $1.02 per diluted share, from $59.7 million, or $0.98 per diluted share, for the same period in 2014. These increases were primarily due to increases in net operating income, resulting from higher occupancy in our portfolio, as well as decreases in general and administrative expenses, excluding personnel separation costs, as a result of a reduction in personnel and other overhead reductions.

Our net (loss) income for the three months ended December 31, 2015 was impacted by the following non-recurring events, which are not reflected in our FFO or our Core FFO:

Earnings Release - Continued

•	In December 2015, we recorded a $19.5 million gain on sale of Newington Business Park and a $6.6 million gain on the sale of Cedar Hill I and III.

•
In January 2016, we entered into a binding contract to sell a portfolio of properties located in Northern Virginia that consists of Van Buren Office Park, Herndon Corporate Center, Windsor at Battlefield, Reston Business Campus, Enterprise Center, Gateway Centre Manassas, Linden Business Center and Prosperity Business Center (collectively, the “NOVA Non-Core Portfolio”). Coinciding with our review of year-end results and assessment of overall market conditions, we recorded an impairment charge of $26.9 million based on the anticipated sales price of the portfolio, less estimated selling costs.

•
At One Fair Oaks, which is currently fully leased to CACI International, we currently expect the tenant to vacate the property upon its lease expiration in December 2016, resulting in an anticipated loss of cash flow. As a result of the loss of cash flow and the anticipated challenges re-leasing the property, we recorded an impairment charge of $33.9 million to bring the property to its estimated fair value.

Earnings Release - Continued

A reconciliation between Core FFO, FFO available to common shareholders and net (loss) income for the three and twelve months ended December 31, 2015 and 2014 is presented below (in thousands, except per share amounts):

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2015		2014		2015		2014
	Amount	Per diluted share	Amount	Per diluted share	Amount	Per diluted share	Amount	Per diluted share
Core FFO	$17,106	$0.28	$16,424	$0.27	$62,035	$1.02	$59,682	$0.98
Yield maintenance payment(1)	—	—	—	—	2,426	0.04	—	—
Personnel separation costs	(6,057)	(0.10)	—	—	(6,462)	(0.11)	—	—
Loss on debt extinguishment	(1,824)	(0.03)	—	—	(2,313)	(0.04)	—	—
Deferred abatement and straight-line amortization(2)	—	—	—	—	(854)	(0.01)	(1,045)	(0.02)
Acquisition costs	—	—	(14)	—	—	—	(2,681)	(0.04)
FFO available to common shareholders	$9,225	$0.15	$16,410	$0.27	$54,832	$0.90	$55,956	$0.92
Depreciation and amortization(3)	(17,582)		(19,407)		(71,762)		(69,924)
Impairment of rental property	(60,826)		—		(60,826)		(3,957)
Gain on sale of rental property	26,093		—		30,334		22,568
Net loss (income) attributable to noncontrolling interests in the Operating Partnership	1,870		128		2,056		(199)
Net (loss) income attributable to common shareholders	(41,220)	$(0.72)	(2,869)	$(0.05)	(45,366)	$(0.79)	4,444	$0.07
Dividends on preferred shares	3,100		3,100		12,400		12,400
Net (loss) income attributable to First Potomac Realty Trust	(38,120)		231		(32,966)		16,844
Net (loss) income attributable to noncontrolling interests	(1,870)		(128)		(2,058)		199
Net (loss) income	$(39,990)		$103		$(35,024)		$17,043

(1)
On February 24, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $29.7 million, which was scheduled to mature on May 1, 2016. We received a yield maintenance payment of $2.4 million associated with the prepayment of the loan.

(2)
As a result of the sale of the Richmond portfolio in March 2015 and the sale of Girard Business Center and Gateway Center in January 2014, we accelerated the amortization of straight-line rents and deferred rent abatements related to those properties.

(3)
Includes depreciation and amortization related to our consolidated rental property and discontinued operations and our pro-rata share of depreciation and amortization from our unconsolidated joint ventures.

A reconciliation of net (loss) income to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are also included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Operating Performance

At December 31, 2015, our consolidated portfolio consisted of 99 buildings totaling 7.5 million square feet. Our consolidated portfolio was 92.1% leased and 90.3% occupied at December 31, 2015, compared with 91.0% leased and 89.9% occupied at September 30, 2015, and 91.3% leased and 87.9% occupied at December 31, 2014. Year-over-year, we achieved an 80 basis-point increase in our leased percentage and a 240 basis-point increase in our occupied percentage across our consolidated portfolio. The increase in occupancy during

Earnings Release - Continued

the fourth quarter of 2015 compared with the same period in 2014 is primarily a result of the GSA taking occupancy of 82,000 square feet of space in the second quarter of 2015 at Atlantic Corporate Park, a two-building, 218,000 square foot office property located in Northern Virginia. In addition, 54,000 square feet of leases commenced at 1211 Connecticut Avenue, NW and 32,000 square feet of leases commenced at 440 First Street, NW, both of which are located in Washington, DC.

During the fourth quarter of 2015, we executed 290,000 square feet of leases, which consisted of 104,000 square feet of new leases and 186,000 square feet of renewal leases. New leases executed during the quarter included an office lease totaling 24,000 square feet at Plaza 500 in Northern Virginia, which brought the property to 91.4% leased at December 31, 2015. The 186,000 square feet of renewal leases in the quarter reflected a tenant retention rate of 79%, and we experienced positive net absorption of 78,000 square feet in the fourth quarter of 2015.

For the twelve months ended December 31, 2015, we executed 948,000 square feet of leases, including 395,000 square feet of new leases and 553,000 square feet of renewal leases, achieved a tenant retention rate of 61% and had positive net absorption of 33,000 square feet.

Same Property Net Operating Income (“Same Property NOI”) increased 6.1% on an accrual basis for the three months ended December 31, 2015 compared with the same period in 2014. More specifically, Same Property NOI increased 4.5% in Washington, D.C., 8.2% in Maryland, 3.9% in Northern Virginia and 8.6% in Southern Virginia for the three months ended December 31, 2015 compared with the same period in 2014. These increases in Same Property NOI were primarily due to increases in occupancy at the following properties: 1211 Connecticut Avenue, NW, located in Washington D.C., Hillside Center and TenThreeTwenty, which are both located in Maryland, Atlantic Corporate Park, located in Northern Virginia, and Crossways Boulevard and Greenbrier Circle, which are both located in Southern Virginia.

Same Property NOI increased 4.8% on an accrual basis for the twelve months ended December 31, 2015 compared with the same period in 2014. More specifically, Same Property NOI increased 8.7% in Washington, D.C., 2.3% in Maryland, 3.6% in Northern Virginia and 7.2% in Southern Virginia for the twelve months ended December 31, 2015 compared with the same period in 2014. For the twelve months ended December 31, 2015, the increase in Same Property NOI was primarily due to increases in occupancy across the portfolio.

A reconciliation of net income to Same Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, and our definition of “strategic hold,” “reposition,” “near-term disposition” and “long-term disposition” as they relate to our portfolio, can be found in our Fourth Quarter 2015 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Earnings Release - Continued

Dispositions

As part of our previously announced plan to accelerate the sale of at least $200 million of assets, we sold Newington Business Park, a seven-building industrial property located in Northern Virginia totaling 256,000 square feet, on December 17, 2015, for net proceeds of $31.4 million. On December 23, 2015, we sold Cedar Hill I and III, two, three-story office buildings located in Northern Virginia totaling 103,000 square feet, for net proceeds of $25.9 million. The combined proceeds from these two sales were utilized to fund the redemption of 2.2 million shares of our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the “Series A Preferred Shares”) on January 18, 2016.

In January 2016, we entered into a binding contract to sell the NOVA Non-Core Portfolio. The NOVA Non-Core portfolio is comprised of 26 buildings totaling 946,000 square feet. We expect to receive net proceeds of $90.6 million from the sale of the NOVA Non-Core Portfolio and, in the fourth quarter of 2015, we recorded an impairment charge of $26.9 million related to the sale. The sale is expected to be completed in the first half of 2016. However, we can provide no assurances regarding the timing or pricing of the sale, or that such sale will ultimately occur. At December 31, 2015, we classified the NOVA Non-Core Portfolio as “held-for-sale” on our consolidated balance sheet. The operating results of the NOVA Non-Core Portfolio are reflected in continuing operations in our consolidated statements of operations for each of the periods presented in this press release.

In February 2016, we entered into a contract, subject to a study period, to sell Storey Park, a development site, located in the NoMa submarket of Washington, D.C. The sale is expected to be completed in the first half of 2016. However, we can provide no assurances regarding the timing or pricing of the sale, or that such sale will ultimately occur. Due to the uncertainty of the sale of Storey Park, we did not classify the property as “held-for-sale” at December 31, 2015.

Series A Preferred Shares Redemption

As previously disclosed, in December 2015, our Board of Trustees authorized the redemption of some or all of our 6.4 million outstanding shares of our Series A Preferred Shares. On January 19, 2016, we redeemed 2.2 million shares, representing approximately 34%, of our 6.4 million outstanding Series A Preferred Shares at a redemption price of $25.00 per share, plus accrued dividends up to the date of redemption.

Financing Activity

As previously disclosed, on December 4, 2015, we amended, restated and consolidated our unsecured revolving credit facility and unsecured term loan. The amended, restated and consolidated credit agreement extended the maturity date of the unsecured revolving credit facility to December 2019, with two, six-month extensions at our option, and extended the maturity dates of each of the three $100 million tranches under the unsecured term loan (Tranche A, Tranche B and Tranche C) to December 2020, June 2021 and December 2022, respectively. As part of the amended, restated and consolidated credit agreement, we reduced the LIBOR spreads on our unsecured revolving credit facility and our unsecured term loan to current market rates, decreased the capitalization rates used to calculate gross asset value in the covenant calculations and modified the applicable covenant packages to be more closely aligned with our strategic plan. During the fourth quarter of 2015, we incurred $1.8

Earnings Release - Continued

million of debt extinguishment costs related to amending and restating the unsecured revolving credit facility and unsecured term loan.

Balance Sheet

We had $732.2 million of debt outstanding at December 31, 2015, of which $248.8 million was fixed-rate debt, $300.0 million was hedged variable-rate debt and $183.4 million was unhedged variable-rate debt. The average weighted interest rate of the debt was 3.65% at December 31, 2015.

Dividends

On January 26, 2016, we declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend was paid on February 16, 2016 to common shareholders of record as of February 9, 2016. We also declared a dividend of $0.484375 per share on our Series A Preferred Shares. The dividend was paid on February 16, 2016 to preferred shareholders of record as of February 9, 2016.

Core FFO Guidance

We expect our full-year 2016 Core FFO guidance to be in the range of $0.98 to $1.04 per diluted share. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio NOI(1)	$97,000	-	$100,000
Interest and Other Income(2)	$3,750	-	$4,250
FFO from Unconsolidated Joint Ventures	$5,250	-	$5,750
Interest Expense	$26,000	-	$28,000
G&A	$17,000	-	$18,000
Preferred Dividends(3)	$2,500	-	$4,000
Weighted Average Shares and OP Units(4)	60,200	-	60,500
Year-End Occupancy	90.0%	-	92.5%
Same Property NOI Growth - Accrual Basis(1)	+1.0%	-	+2.5%

(1)	Assumes the NOVA Non-Core Portfolio is sold in the first half of 2016, and an additional $30 million of Non-Core dispositions in the second half of 2016.

(2)	Assumes the $34 million 950 F Street, NW mezzanine loan, which is freely pre-payable with 30 days prior written notice, is not repaid during 2016.

(3)
We redeemed $55 million of the $160 million of preferred shares on January 19, 2016. Assumes the remaining $105 million of preferred shares are redeemed during the second quarter of 2016 utilizing a portion of the anticipated proceeds from the sale of the NOVA Non-Core Portfolio and Storey Park. However, we can provide no assurances regarding the timing of any potential preferred share redemptions, or that such redemptions will occur at all.

(4)
Assumes no additional share repurchases under the share repurchase program. However the program that was approved in July 2015 allows for up to five million common share repurchases through July 2016, of which 924,198 common shares have been repurchased to date.

Earnings Release - Continued

Our guidance is also based on a number of other assumptions, many of which are outside our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2016	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.09)	$(0.07)
Real estate depreciation(1)	1.08	1.12
Net gain attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.01)	(0.01)
Core FFO per diluted share	$0.98	$1.04

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to disposed properties.

(2)
Items excluded from Core FFO consist of personnel separation costs, the gains or losses associated with disposed properties, property impairment, loss on debt extinguishment, and other non-recurring items.

Investor Conference Call and Webcast

We will host a conference call on February 22, 2016 at 10:00 AM ET to discuss fourth quarter and full-year 2015 results, our Strategic Plan, and our 2016 Core FFO guidance in greater detail. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 1:00 PM ET on February 22, 2016, until midnight ET on February 29, 2016. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13628003.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on February 22, 2016, beginning at 10:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) and preferred shares (NYSE: FPO-PA) are publicly traded on the New York Stock Exchange. As of December 31, 2015, our consolidated portfolio totaled 7.5 million square feet. Based on annualized cash basis rent, our portfolio consists of 64% office properties and 36% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and approximately half of the portfolio's multi-story office square footage is LEED or Energy Star Certified.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”), which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation,

Earnings Release - Continued

the impact related to third parties from our consolidated joint venture. FFO available to common shareholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented.

We consider FFO and FFO available to common shareholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly title measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share. FFO available to common shareholders is calculated as FFO less accumulated dividends on our preferred shares for all periods presented.

Our presentation of FFO in accordance with the NAREIT’s definition should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
Core FFO - We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal U.S. Securities and Exchange Commission’s (“SEC”) inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Neither our presentation of FFO in accordance with the NAREIT’s definition, nor our presentation of Core FFO, should be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Our FFO and Core FFO calculations are reconciled to net income (loss) in our Consolidated Statements of Operations included in this release.

NOI - We believe net operating income (“NOI”) is a useful measure of our property operating performance. We define NOI as property revenues (rental, and tenant reimbursements and other revenues) less property operating expenses (property operating, and real estate taxes and insurance expenses). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

Earnings Release - Continued

Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, we believe that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties. Our NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

Same Property NOI - Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net income from our consolidated statements of operations is presented below. The Same Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2016 Core FFO guidance and related assumptions, the execution of our strategic plan, potential dispositions and the timing and pricing of such dispositions, future acquisition and growth opportunities and the redemption of our preferred shares, are subject to various risks and uncertainties. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual

Earnings Release - Continued

results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on attractive terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the SEC; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Rental	$34,955	$34,260	$139,006	$128,226
Tenant reimbursements and other	8,149	8,668	33,840	33,426
Total revenues	43,104	42,928	172,846	161,652
Operating expenses:
Property operating	9,417	10,427	44,093	43,252
Real estate taxes and insurance	5,077	4,928	19,745	17,360
General and administrative	10,340	5,787	25,450	21,156
Acquisition costs	—	14	—	2,681
Depreciation and amortization	16,715	17,439	66,624	61,796
Impairment of rental property	60,826	—	60,826	3,956
Total operating expenses	102,375	38,595	216,738	150,201
Operating (loss) income	(59,271)	4,333	(43,892)	11,451
Other expenses (income):
Interest expense	6,576	6,812	26,797	24,696
Interest and other income	(998)	(1,687)	(6,794)	(6,799)
Equity in earnings of affiliates	(590)	(390)	(1,825)	(775)
Loss on debt extinguishment	1,824	—	1,824
Gain on sale of rental property	(26,093)	—	(29,477)	(21,230)
Total other (income) expenses	(19,281)	4,735	(9,475)	(4,108)
(Loss) income from continuing operations	(39,990)	(402)	(34,417)	15,559
Discontinued operations:
Income (loss) from operations	—	505	(975)	146
Loss on debt extinguishment	—	—	(489)	—
Gain on sale of rental property	—	—	857	1,338
Income (loss) from discontinued operations	—	505	(607)	1,484
Net (loss) income	(39,990)	103	(35,024)	17,043
Less: Net loss (income) attributable to noncontrolling interests	1,870	128	2,058	(199)
Net (loss) income attributable to First Potomac Realty Trust	(38,120)	231	(32,966)	16,844
Less: Dividends on preferred shares	(3,100)	(3,100)	(12,400)	(12,400)
Net (loss) income attributable to common shareholders	$(41,220)	$(2,869)	$(45,366)	$4,444
Depreciation and amortization:
Rental property	16,715	17,439	66,624	61,796
Discontinued operations	—	809	1,222	3,662
Unconsolidated joint ventures	867	1,159	3,916	4,466
Impairment of rental property	60,826	—	60,826	3,957
Gain on sale of rental property	(26,093)	—	(30,334)	(22,568)
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(1,870)	(128)	(2,056)	199
Funds from operations available to common shareholders	$9,225	$16,410	$54,832	$55,956

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Funds from operations (FFO)	$12,325	$19,510	$67,232	$68,356
Less: Dividends on preferred shares	(3,100)	(3,100)	(12,400)	(12,400)
FFO available to common shareholders	9,225	16,410	54,832	55,956
Yield maintenance payment	—	—	(2,426)	—
Personnel separation costs	6,057	—	6,462	—
Loss on debt extinguishment	1,824	—	2,313	—
Deferred abatement and straight-line amortization	—	—	854	1,045
Acquisition costs	—	14	—	2,681
Core FFO	$17,106	$16,424	$62,035	$59,682
Basic and diluted earnings per common share:
(Loss) income from continuing operations available to common shareholders	$(0.72)	$(0.06)	$(0.78)	$0.05
Income (loss) from discontinued operations available to common shareholders	—	0.01	(0.01)	0.02
Net (loss) income available to common shareholders	$(0.72)	$(0.05)	$(0.79)	$0.07
Weighted average common shares outstanding:
Basic	57,470	58,188	57,982	58,150
Diluted	57,470	58,188	57,982	58,220
FFO available to common shareholders per share - basic and diluted	$0.15	$0.27	$0.90	$0.92
Core FFO per share - diluted	$0.28	$0.27	$1.02	$0.98
Weighted average common shares and units outstanding:
Basic	60,090	60,819	60,605	60,780
Diluted	60,209	60,898	60,704	60,851
`

Earnings Release - Continued

Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	December 31, 2015	December 31, 2014

Assets:
Rental property, net	$1,130,266	$1,288,873
Assets held-for-sale	90,674	59,717
Cash and cash equivalents	13,527	13,323
Escrows and reserves	2,514	2,986
Accounts and other receivables, net of allowance for doubtful accounts of $876 and $1,207, respectively	9,868	10,587
Accrued straight-line rents, net of allowance for doubtful accounts of $105 and $104, respectively	36,888	34,226
Notes receivable, net	34,000	63,679
Investment in affiliates	48,223	47,482
Deferred costs, net	44,502	43,991
Prepaid expenses and other assets	6,950	7,712
Intangible assets, net	32,959	45,884
Total assets	$1,450,371	$1,618,460
Liabilities:
Mortgage loans	$312,003	$305,139
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	120,000	205,000
Liabilities held-for-sale	1,513	4,562
Accounts payable and other liabilities	47,972	41,113
Accrued interest	1,603	1,720
Rents received in advance	6,003	7,971
Tenant security deposits	4,982	5,891
Deferred market rent, net	2,154	2,827
Total liabilities	796,230	874,223
Noncontrolling interests in the Operating Partnership	28,813	33,332
Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized;
Series A Preferred Shares, $25 per share liquidation preference, 6,400 shares issued and outstanding	160,000	160,000
Common shares, $0.001 par value, 150,000 shares authorized; 57,718 and 58,704 shares issued and outstanding, respectively	58	59
Additional paid-in capital	907,220	913,282
Noncontrolling interests in consolidated partnerships	800	898
Accumulated other comprehensive loss	(2,360)	(3,268)
Dividends in excess of accumulated earnings	(440,390)	(360,066)
Total equity	625,328	710,905
Total liabilities, noncontrolling interests and equity	$1,450,371	$1,618,460

Earnings Release - Continued

Same Property Analysis
(unaudited, dollars in thousands)

Same Property NOI(1)	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Rental revenue	$32,899	$32,175	$113,977	$110,648
Tenant reimbursements and other revenue	7,311	7,045	28,790	27,705
Property operating expenses(2)	(8,534)	(9,220)	(34,919)	(34,899)
Real estate taxes and insurance expense	(4,536)	(4,408)	(14,739)	(14,573)
Same Property NOI - accrual basis	27,140	25,592	93,109	88,881

Straight-line revenue, net	(75)	(623)	26	(1,377)
Deferred market rental revenue, net	(5)	21	(78)	(52)
Same Property NOI - cash basis	$27,060	$24,990	$93,057	$87,452
Same Property occupancy at December 31			91.1%	88.4%
Change in same property NOI - accrual basis	6.1%		4.8%
Change in same property NOI - cash basis	8.3%		6.4%
Same property percentage of total portfolio (sf)	98.1%		92.8%

Reconciliation of Consolidated NOI to Same Property NOI	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Total revenues	$43,104	$42,928	$172,846	$161,652
Property operating expenses	(9,417)	(10,427)	(44,093)	(43,252)
Real estate taxes and insurance expense	(5,077)	(4,928)	(19,745)	(17,360)
NOI(3)	28,610	27,573	109,008	101,040
Less: Non-same property NOI(4)	(1,470)	(1,981)	(15,899)	(12,159)
Same Property NOI - accrual basis	$27,140	$25,592	$93,109	$88,881
Change in Same Property NOI (accrual basis)
By Region	Three Months Ended December 31, 2015	Percentage of Base Rent	Twelve Months Ended December 31, 2015	Percentage of Base Rent
Washington, D.C.	4.5%	23%	8.7%	15%
Maryland	8.2%	27%	2.3%	31%
Northern Virginia	3.9%	32%	3.6%	33%
Southern Virginia	8.6%	18%	7.2%	21%
By Type
Business Park / Industrial	0.6%	33%	1.7%	37%
Office	9.3%	67%	6.9%	63%

(1)
Same property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same property results for the three and twelve months ended December 31, 2015 and 2014 exclude the operating results of the following non-same properties that were owned as of December 31, 2015: 440 First Street, NW and Storey Park. Same property results for the twelve months ended December 31, 2015 and 2014 also exclude 1401 K Street, NW, 1775 Wiehle Avenue, and 11 Dupont Circle, NW.

(2)	Same property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes.

(3)	For a reconciliation of NOI to net income, see the Consolidated Statement of Operations.

(4)
Includes property results for: 440 First Street, NW, Storey Park, Cedar Hill I and III, Newington Business Park Center, Rumsey Center, Owings Mills Business Park, Corporate Campus at Ashburn Center and any disposed property whose operations have been classified as discontinued operations. Also, includes an administrative overhead allocation, which was replaced by a normalized management fee for comparative purposes, and termination fee income. Also includes property results for the twelve months ended December 31, 2015 and 2014 for 1401 K Street, NW, 1775 Wiehle Avenue, and 11 Dupont Circle, NW

Highlights (unaudited, dollars in thousands, except per share data)

Performance Metrics	Q4-2015	Q3-2015	Q2-2015	Q1-2015	Q4-2014
FFO available to common shareholders(1)	$9,225	$15,277	$15,227	$15,103	$16,410
Core FFO(1)	$17,106	$15,277	$15,227	$14,425	$16,424
FFO available to common shareholders per diluted share	$0.15	$0.25	$0.25	$0.25	$0.27
Core FFO per diluted share	$0.28	$0.25	$0.25	$0.24	$0.27

Operating Metrics
Change in Same Property NOI
Accrual Basis	6.1%	3.1%	5.2%	3.0%	6.4%
Cash Basis	8.3%	5.2%	7.0%	3.9%	6.8%

Assets
Total Assets	$1,450,371	$1,526,524	$1,537,482	$1,534,448	$1,618,460

Debt Balances
Unhedged Variable-Rate Debt
Hedged Variable-Rate Debt(2)	$183,392	$218,393	$206,216	$197,216	$259,216
Fixed-Rate Debt(3)	300,000	300,000	300,000	300,000	300,000
Total	248,824	249,824	248,366	249,650	254,421
	$732,216	$768,217	$754,582	$746,866	$813,637
Leasing Metrics
Net Absorption (Square Feet)(4)	77,661	32,133	(71,390)	(5,410)	91,798
Tenant Retention Rate	79%	54%	49%	59%	70%
Leased %	92.1%	91.0%	91.0%	91.8%	91.3%
Occupancy %	90.3%	89.9%	89.1%	88.0%	87.9%
Total New Leases (Square Feet)	104,000	71,000	92,000	128,000	139,000
Total Renewal Leases (Square Feet)	186,000	61,000	105,000	200,000	113,000

(1)	See page 15 for a reconciliation of our net (loss) income attributable to common shareholders to FFO available to common shareholders and Core FFO.

(2)	As of December 31, 2015, we had fixed LIBOR at a weighted averaged interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(3)
For the three months ended December 31, 2015, we included fixed-rate debt that encumbers Gateway Centre Manassas, which, along with the remaining NOVA Non-Core Portfolio, was classified as held-for-sale at December 31, 2015. For the three months ended December 31, 2014, we included fixed-rate debt that encumbered properties within the Richmond Portfolio, which was sold on March 19, 2015.

(4)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
OPERATING REVENUES
Rental	$34,955	$34,828	$34,844	$34,379	$34,260
Tenant reimbursements and other	8,149	8,026	8,195	9,470	8,668
	43,104	42,854	43,039	43,849	42,928
PROPERTY EXPENSES
Property operating	9,417	10,901	10,661	13,113	10,427
Real estate taxes and insurance	5,077	4,815	4,811	5,042	4,928
NET OPERATING INCOME	28,610	27,138	27,567	25,694	27,573
OTHER (EXPENSES) INCOME
General and administrative	(10,340)	(4,605)	(4,979)	(5,526)	(5,787)
Acquisition costs	—	—	—	—	(14)
Interest and other income	998	995	974	3,828	1,687
Equity in earnings of affiliates	590	432	456	346	390
EBITDA	19,858	23,960	24,018	24,342	23,849
Depreciation and amortization(1)	(16,715)	(16,758)	(16,817)	(16,335)	(17,439)
Interest expense	(6,576)	(6,589)	(6,725)	(6,908)	(6,812)
Loss on debt extinguishment / modification	(1,824)	—	—	—	—
Impairment of rental property(2)	(60,826)	—	—	—	—
Gain on sale of rental property(3)	26,093	3,384	—	—	—
(Loss) income from continuing operations	(39,990)	3,997	476	1,099	(402)
Discontinued Operations(4)
(Loss) income from operations	—	—	—	(975)	505
Loss on debt extinguishment	—	—	—	(489)	—
Gain on sale of rental property	—	—	—	857	—
(Loss) income from discontinued operations	—	—	—	(607)	505
NET (LOSS) INCOME	(39,990)	3,997	476	492	103
Less: Net loss (income) attributable to noncontrolling interests	1,870	(38)	114	112	128
NET (LOSS) INCOME ATTRIBUTABLE TO
FIRST POTOMAC REALTY TRUST	(38,120)	3,959	590	604	231
Less: Dividends on preferred shares	(3,100)	(3,100)	(3,100)	(3,100)	(3,100)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON
SHAREHOLDERS	$(41,220)	$859	$(2,510)	$(2,496)	$(2,869)

(1)
During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.

(2)
In January 2016, we entered into a binding contract to sell our NOVA Non-Core Portfolio. Based on the anticipated sales price, we recorded an impairment charge of $26.9 million in the fourth quarter of 2015; however, we can provide no assurances regarding the timing or pricing of the sale, or that such sale will occur at all. In the fourth quarter of 2015, due to the anticipated move out of the sole tenant at our One Fair Oaks property on December 31, 2016, we recorded an impairment charge of $33.9 million on One Fair Oaks based on the estimated fair value of that property.

(3)
Represents the gain on sale of properties that were sold and did not meet the criteria to be classified as discontinued operations. For the three months ended December 31, 2015, the gain on sale of rental property related to the sale of Newington Business Park Center and Cedar Hill I and III. For the three months ended September 30, 2015, the gain on sale of rental property related to the sale of Rumsey Center.

(4)
All periods presented include the operating results of the Richmond Portfolio, which was sold during the first quarter of 2015. The sale of our Richmond Portfolio represented a strategic shift away from a geographical market, as we exited the Richmond market, and, therefore, qualified to be classified as discontinued operations. For three months ended March 31, 2015, discontinued operations include a $0.9 million gain on the sale of the Richmond Portfolio and $0.5 million of debt extinguishment charges associated with repaying the debt encumbering certain Richmond properties.

Quarterly Supplemental Financial Results (unaudited, dollars in thousands)

Quarterly Supplemental Financial Results Items:
The following items were included in the determination of net (loss) income:
	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Supplemental Operating Items(1)
Termination fees	$89	$2	$11	$42	$654
Capitalized interest	534	471	449	411	481
Snow and ice removal costs (excluding reimbursements)(2)	(5)	(2)	26	(2,028)	(30)
Reserves for bad debt expense	(55)	(131)	(92)	(343)	(245)

Dispositions in Continuing Operations(3)
Revenues	$5,054	$5,118	$5,537	$6,118	$5,800
Operating expenses	(1,540)	(1,728)	(1,925)	(2,552)	(2,090)
Depreciation and amortization expense	(1,517)	(1,728)	(1,880)	(1,912)	(1,969)
Interest expense, net of interest income	(4)	(49)	(205)	(207)	(208)
Impairment of rental property(4)	(26,929)	—	—	—	—
Gain on sale of rental property(5)	26,093	3,384	—	—	—
	$1,157	$4,997	$1,527	$1,447	$1,533

Dispositions in Discontinued Operations(6)
Revenues(7)	$—	$—	$—	$877	$1,983
Operating expenses	—	—	—	(638)	(613)
Depreciation and amortization expense	—	—	—	(1,222)	(809)
Interest expense, net of interest income	—	—	—	8	(56)
Loss on debt extinguishment(8)	—	—	—	(489)	—
Gain on sale of rental property(9)	—	—	—	857	—
	$—	$—	$—	$(607)	$505

(1)	Includes the operations of properties that were sold or classified as held-for-sale and did not have their operating results classified as discontinued operations.

(2)	We recovered approximately 60% to 65% of these costs for the periods presented.

(3)
Represents the operating results of properties that were sold or classified as held-for-sale and did not meet the criteria to be classified as discontinued operations. All periods presented include the operating results of the NOVA Non-Core Portfolio, which was classified as held-for-sale at December 31, 2015, Newington Business Park Center and Cedar Hill I and III, which were sold in December 2015, and Rumsey Center, which was sold in July 2015. The three months ended December 31, 2014 include the operating results of Owings Mills Business Park, which was sold in October 2014.

(4)
In January 2016, we entered into a binding contract to sell our NOVA Non-Core Portfolio. Based on the anticipated sales price, we recorded an impairment charge of $26.9 million in the fourth quarter of 2015; however, we can provide no assurances regarding the timing or pricing of the sale, or that such sale will occur at all.

(5)
For the three months ended December 31, 2015, the gain on sale of rental property is related to Newington Business Park Center and Cedar Hill I and III, which were sold in December 2015. For the three months ended September 30, 2015, the gain on sale of rental property is related to Rumsey Center.

(6)
All periods presented include the operating results of the Richmond portfolio, which was sold during the first quarter of 2015. The sale of our Richmond portfolio represented a strategic shift away from a geographical market, as we exited the Richmond market, and, therefore, qualified to be classified as discontinued operations.

(7)	For the three months ended March 31, 2015, we accelerated $0.9 million of unamortized straight-line rent and deferred abatement costs due to the sale of the Richmond portfolio in March 2015.

(8)	Reflects costs associated with charges related to our prepayment of mortgage loans in connection with the sale of the Richmond portfolio.

(9)	For the three months ended March 31, 2015, the gain on sale of rental property is related to the sale of the Richmond portfolio.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
FUNDS FROM OPERATIONS ("FFO") AND CORE FFO	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Net (loss) income attributable to common shareholders	$(41,220)	$859	$(2,510)	$(2,496)	$(2,869)
Depreciation and amortization:
Rental property(1)	16,715	16,758	16,817	16,335	17,439
Discontinued operations	—	—	—	1,222	809
Unconsolidated joint ventures	867	1,006	1,032	1,011	1,159
Impairment of rental property	60,826	—	—	—	—
Gain on sale of rental property	(26,093)	(3,384)	—	(857)	—
Net (loss) income attributable to noncontrolling interests
in the Operating Partnership	(1,870)	38	(112)	(112)	(128)
FFO available to common shareholders	9,225	15,277	15,227	15,103	16,410
Dividends on preferred shares	3,100	3,100	3,100	3,100	3,100
FFO	$12,325	$18,377	$18,327	$18,203	$19,510
FFO available to common shareholders	9,225	15,277	15,227	15,103	16,410
Loss on debt extinguishment(2)	1,824	—	—	489	—
Personnel separation costs(3)	6,057	—	—	405	—
Deferred abatement and straight-line amortization(4)	—	—	—	854	—
Acquisition costs	—	—	—	—	14
Yield maintenance payment(5)	—	—	—	(2,426)	—
Core FFO	$17,106	$15,277	$15,227	$14,425	$16,424

ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
Core FFO	17,106	15,277	15,227	14,425	16,424
Non-cash share-based compensation expense	468	807	830	700	914
Straight-line rent, net(6)	(121)	(40)	(154)	(419)	(574)
Deferred market rent, net	6	54	48	30	29
Non-real estate depreciation and amortization(7)	359	364	353	347	331
Debt fair value amortization	(133)	(125)	(128)	(196)	(134)
Amortization of finance costs	467	409	423	359	387
Tenant improvements(8)	(3,564)	(4,303)	(2,950)	(4,795)	(4,560)
Leasing commissions(8)	(1,132)	(871)	(784)	(1,312)	(1,159)
Capital expenditures(8)	(2,099)	(2,140)	(817)	(897)	(2,696)
AFFO	$11,357	$9,432	$12,048	$8,242	$8,962

Total weighted average common shares and OP units:
Basic	60,090	60,580	60,902	60,856	60,819
Diluted	60,209	60,664	60,982	60,986	60,898

FFO available to common shareholders and unitholders per share:
FFO - basic and diluted	$0.15	$0.25	$0.25	$0.25	$0.27
Core FFO - diluted	$0.28	$0.25	$0.25	$0.24	$0.27
AFFO per share:
AFFO - basic and diluted	$0.19	$0.16	$0.20	$0.14	$0.15

(1)
During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.

(2)
During the three months ended December 31, 2015, we amended and restated our existing unsecured revolving credit facility and unsecured term loan and recorded $1.8 million in debt extinguishment charges. During the three months ended March 31, 2015, we recorded $0.5 million in charges related to our prepayment of mortgage loans in connection with the sale of the Richmond portfolio.

(3)
During the three months ended December 31, 2015, we recorded personnel separation costs of $6.1 million in connection with our former Chief Executive Officer and former Chief Investment Officer's separation from the Company in November 2015. During the first quarter of 2015, we recorded $0.4 million of personnel separation costs as a result of moving to a vertically integrated structure with a greater focus on high quality D.C. office properties.

(4)	During the first quarter of 2015, we accelerated $0.9 million of unamortized straight-line rent and deferred abatement costs due to the sale of the Richmond Portfolio in March 2015.

(5)
In February 2015, the owners of America's Square prepaid a mezzanine loan that had an outstanding balance of $29.7 million. We received a yield maintenance payment of $2.4 million along with the repayment of the loan.

(6)	Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.

(7)	Most non-real estate depreciation is classified in general and administrative expense.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

(8)
Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Three Months Ended
First-generation costs	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Tenant improvements	$5,843	$4,930	$2,627	$9,188	$3,655
Leasing commissions	264	234	136	228	1,912
Capital expenditures	2,670	1,021	935	972	2,238
Total first-generation costs	8,777	6,185	3,698	10,388	7,805
Development and redevelopment	7,156	5,159	3,985	2,807	1,437
	$15,933	$11,344	$7,683	$13,195	$9,242

Annual Financial Results (unaudited, amounts in thousands, except per share data)

	Years Ended December 31,
	2015	2014	2013
OPERATING REVENUES
Rental	139,006	128,226	118,337
Tenant reimbursements and other	33,840	33,426	30,478
	172,846	161,652	148,815
PROPERTY EXPENSES
Property operating	44,093	43,252	38,280
Real estate taxes and insurance	19,745	17,360	16,074
NET OPERATING INCOME	109,008	101,040	94,461
OTHER (EXPENSES) INCOME
General and administrative	(25,450)	(21,156)	(21,979)
Acquisition costs	—	(2,681)	(602)
Interest and other income	6,794	6,799	6,373
Equity in earnings (losses) of affiliates	1,825	775	(47)
EBITDA	92,177	84,777	78,206

Depreciation and amortization(1)	(66,624)	(61,796)	(54,567)
Interest expense	(26,797)	(24,696)	(32,803)
Impairment of rental property(2)	(60,826)	(3,956)	—
Gain on sale of rental property(3)	29,477	21,230	—
Contingent consideration related to acquisition of property	—	—	213
Loss on debt extinguishment / modification	(1,824)	—	(1,810)
(Loss) income from continuing operations	(34,417)	15,559	(10,761)
DISCONTINUED OPERATIONS(4)
(Loss) income from operations	(975)	146	6,793
Loss on debt extinguishment	(489)	—	(4,414)
Gain on sale of rental property	857	1,338	19,363
(Loss) income from discontinued operations	(607)	1,484	21,742
NET (LOSS) INCOME	(35,024)	17,043	10,981
Less: Net loss (income) attributable to noncontrolling interests	2,058	(199)	93
NET (LOSS) INCOME ATTRIBUTABLE TO FIRST POTOMAC REALTY TRUST	(32,966)	16,844	11,074
Less: Dividends on preferred shares	(12,400)	(12,400)	(12,400)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(45,366)	$4,444	$(1,326)

(1)
During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.

(2)
In January 2016, we entered into a binding contract to sell our NOVA Non-Core Portfolio. Based on the anticipated sales price, we recorded an impairment charge of $26.9 million in the fourth quarter of 2015; however, we can provide no assurances regarding the timing or pricing of the sale, or that such sale will occur at all. In the fourth quarter of 2015, due to the anticipated move out of the sole tenant at our One Fair Oaks property on December 31, 2016, we recorded an impairment charge of $33.9 million on One Fair Oaks based on the estimated fair value of that property.

(3)
During 2015, the gains on sale of rental property related to the sale of Rumsey Center, Newington Business Park Center and Cedar Hill I and III were included within continuing operations as the sales did not qualify to be classified as discontinued operations. During 2014, the gain on sale of rental property related to the sale of Corporate Campus at Ashburn Center was included within continuing operations as the sale did not qualify to be classified as discontinued operations.

(4)
All periods presented include the operating results of the Richmond portfolio, which was sold during the first quarter of 2015. The sale of our Richmond Portfolio represented a strategic shift away from a geographical market, as we exited the Richmond market, and, therefore, qualified to be classified as discontinued operations. For the year ended December 31, 2015, discontinued operations include a $0.9 million gain on the sale of the Richmond Portfolio and $0.5 million of debt extinguishment charges associated with repaying the debt encumbering certain Richmond properties.

Annual Supplemental Financial Results (unaudited, amounts in thousands, except per share data)

Annual Supplemental Financial Results Items(1):
The following items were included in the determination of net (loss) income:
	Years Ended December 31,
	2015	2014	2013
Termination fees	$144	$1,149	$423
Capitalized interest	1,864	3,233	2,456
Snow and ice removal costs (excluding reimbursements)(2)	(2,009)	(2,096)	(1,000)
Reserves for bad debt expense	(621)	(1,076)	(687)
Legal costs associated with SEC Informal Inquiry	—	—	(391)
Personnel separation costs	(6,462)	—	(1,777)

Dispositions in Continuing Operations(3)
Revenues	$21,826	$26,037	$29,016
Operating expenses	(7,747)	(9,664)	(10,249)
Depreciation and amortization expense	(7,037)	(9,114)	(9,697)
Interest expense, net of interest income	(465)	(842)	(1,258)
Impairment of rental property(4)	(26,929)	(3,956)	—
Gain on sale of rental property(5)	29,477	21,230	—
	$9,125	$23,691	$7,812

Dispositions in Discontinued Operations(6)
Revenues(7)	$877	$7,688	$31,654
Operating expenses	(638)	(3,612)	(10,564)
Depreciation and amortization expense	(1,222)	(3,662)	(8,937)
Interest expense, net of interest income	8	(268)	(1,268)
Impairment of rental property	—	—	(4,092)
Loss on debt extinguishment	(489)	—	(4,414)
Gain on sale of rental property	857	1,338	19,363
	$(607)	$1,484	$21,742

(1)	Includes the operations of properties that were sold or classified as held-for-sale and did not have their operating results classified as discontinued operations.

(2)	We recovered approximately 60% to 65% of these costs for the periods presented.

(3)
Represents the operating results of properties that were sold or classified as held-for-sale and did not meet the criteria to be classified as discontinued operations. All periods presented include the operating results of the NOVA Non-Core Portfolio, which was classified as held-for-sale at December 31, 2015, Newington Business Park Center and Cedar Hill I and III, which were sold in December 2015, and Rumsey Center, which was sold in July 2015. The operating results of Corporate Campus at Ashburn Center and Owings Mills Business Park, which were sold in June and October 2014, respectively, are reflected in 2014 and 2013.

(4)
In January 2016, we entered into a binding contract to sell our NOVA Non-Core Portfolio. Based on the anticipated sales price, we recorded an impairment charge of $26.9 million in the fourth quarter of 2015; however, we can provide no assurances regarding the timing or pricing of the sale, or that such sale will occur at all.

(5)
During 2015, the gain on sale of rental property is related to Rumsey Center, Newington Business Park Center and Cedar Hill I and III. During 2014, the gain on sale of rental property is related to Corporate Campus at Ashburn Center.

(6)
All periods presented include the operating results of the Richmond Portfolio, which was sold during the first quarter of 2015. The sale of our Richmond Portfolio represented a strategic shift away from a geographical market, as we exited the Richmond market, and, therefore, qualified to be classified as discontinued operations. For year ended December 31, 2015, discontinued operations include a $0.9 million gain on the sale of the Richmond Portfolio and $0.5 million of debt extinguishment charges associated with repaying the debt encumbering certain Richmond properties.

(7)
For the year ended December 31, 2015, we accelerated $0.9 million of unamortized straight-line rent and deferred abatement costs due to the sale of the Richmond Portfolio in March 2015. As the result of the sale of Girard Business Center and Gateway Center in January 2014, we accelerated $1.0 million of unamortized straight-line rent and deferred abatement costs during the first quarter of 2014.

Annual Financial Measures (unaudited, amounts in thousands, except per share data)

	Years Ended December 31,
FUNDS FROM OPERATIONS ("FFO")	2015	2014	2013

Net income (loss) attributable to common shareholders	$(45,366)	$4,444	$(1,326)

Depreciation and amortization:
Rental property(1)	66,624	61,796	54,567
Discontinued operations	1,222	3,662	8,937
Unconsolidated joint ventures	3,916	4,466	5,323
Consolidated joint ventures	—	—	(163)
Net (loss) income attributable to noncontrolling interests
in the Operating Partnership	(2,056)	199	(74)
Impairment of rental property	60,826	3,957	4,092
Gain on sale of rental property	(30,334)	(22,568)	(19,363)

FFO available to common shareholders	54,832	55,956	51,993
Dividends on preferred shares	12,400	12,400	12,400
FFO	$67,232	$68,356	$64,393

FFO available to common shareholders	54,832	55,956	51,993
Acquisition costs	—	2,681	602
Contingent consideration related to acquisition of property	—	—	(213)
Yield maintenance payment(2)	(2,426)	—	—
Loss on debt extinguishment / modification(3)	2,313	—	6,224
Personnel separation costs(4)	6,462	—	1,777
Deferred abatement and straight-line amortization(5)	854	1,045	(1,567)
Legal costs associated with SEC Informal Inquiry	—	—	391

Core FFO	$62,035	$59,682	$59,207

ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
Core FFO	$62,035	$59,682	$59,207
Non-cash share-based compensation expense	2,805	3,732	3,216
Straight-line rent, net(6)	(734)	(1,529)	(1,753)
Deferred market rent, net	138	43	75
Non-real estate depreciation and amortization(7)	1,423	1,368	1,174
Debt fair value amortization	(582)	(532)	(274)
Amortization of finance costs	1,658	1,227	2,670
Tenant improvements(8)	(15,612)	(14,296)	(17,595)
Leasing commissions(8)	(4,099)	(5,017)	(5,374)
Capital expenditures(8)	(5,953)	(7,074)	(8,685)

AFFO	$41,079	$37,604	$32,661

Total weighted average common shares and OP units:
Basic	60,605	60,780	57,630
Diluted	60,704	60,851	57,706

FFO available to common shareholders and unitholders per share:
FFO - basic and diluted	$0.90	$0.92	$0.90
Core FFO - diluted	$1.02	$0.98	$1.03

AFFO per share:
AFFO - basic and diluted	$0.68	$0.62	$0.57

(1)
During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.

(2)
In February 2015, the owners of America's Square prepaid a mezzanine loan that had an outstanding balance of $29.7 million. We received a yield maintenance payment of $2.4 million along with the repayment of the loan.

(3)
During 2015, we amended, restated and consolidated our existing revolving credit facility and unsecured term loan and recorded $1.8 million in debt modification charges. We also recorded $0.5 million in charges related to our prepayment of mortgage loans in connection with the sale of the Richmond portfolio. During 2013, we recorded

Annual Financial Measures (unaudited, amounts in thousands, except per share data)

$1.4 million in costs associated with amending our debt agreements and $4.8 million in the charges related to prepaying / defeasing mortgage debt that encumbered properties that were subsequently sold.

(4)
During the fourth quarter of 2015, we recorded personnel separation costs of $6.1 million in connection with our former Chief Executive Officer and former Chief Investment Officer's seperation from the Company in November 2015. During the first quarter of 2015, we recorded $0.4 million of personnel separation costs as a result of moving to a vertically integrated structure with a greater focus on high quality D.C. office properties.

(5)
During 2015, we accelerated $0.9 million of unamortized straight-line rent and deferred abatement costs due to the sale of the Richmond Portfolio in March 2015. During 2014, we accelerated $1.0 million of unamortized straight-line rent and deferred abatement costs due to the sale of Girard Business Center and Gateway Center in January 2014. During 2013, we accelerated the unamortized straight-line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property on March 31, 2013 and I-66 Commerce Center was sold in the second quarter of 2013.

(6)	Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.

(7)	Most non-real estate depreciation is classified in general and administrative expense.

(8)
Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Years Ended December 31,
First-generation costs	2014	2013	2012
Tenant improvements	$22,588	$8,245	$11,884
Leasing commissions	862	4,178	3,158
Capital expenditures	5,598	8,415	8,195
Total first-generation costs	29,048	20,838	23,237

Development and redevelopment	19,107	8,146	16,687
	$48,155	$28,984	$39,924

Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	57,718
Operating Partnership ("OP") units held by third parties	2,619
Total common shares and OP units outstanding	60,337

Market price per share at December 31, 2015	$11.40

Market Value of Common Equity	$687,842	43.5%
Preferred Shares
Total Series A Preferred Shares outstanding	6,400

Market price per share at December 31, 2015	$25.30

Market Value of Preferred Equity	$161,920	10.2%
Debt
Fixed-rate debt	$248,824	15.7%
Hedged variable-rate debt(1)	300,000	19.0%
Unhedged variable-rate debt	183,392	11.6%

Total debt	$732,216	46.3%

Total Market Capitalization at December 31, 2015	$1,581,978	100.0%

Selected Ratios
	Three Months Ended

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	Twelve Months Ended December 31, 2015
COVERAGE RATIOS
Interest Coverage Ratio
EBITDA, excluding personnel separation costs(2)	$25,915	$23,960	$24,018	$24,747	$23,849	$98,639
Interest expense	6,576	6,589	6,725	6,908	6,812	26,798
	3.94x	3.64x	3.57x	3.58x	3.50x	3.68x
EBITDA to Fixed Charges
EBITDA, excluding personnel separation costs(2)	$25,915	$23,960	$24,018	$24,747	$23,849	$98,639
Fixed charges(3)	10,628	10,867	11,060	11,231	11,118	43,786
	2.44x	2.20x	2.17x	2.20x	2.15x	2.25x

OVERHEAD RATIO
G&A to Real Estate Revenues
General and administrative expense, excluding personnel separation costs(2)	$4,283	$4,605	$4,979	$5,120	$5,787	$18,988
Total revenues	43,104	42,854	43,039	43,849	42,928	172,846
	9.9%	10.7%	11.6%	11.7%	13.5%	11.0%

LEVERAGE RATIOS

Debt/Total Market Capitalization
Total debt	$732,216	$768,217	$754,582	$746,866	$813,637
Total market capitalization	1,581,978	1,596,219	1,550,605	1,640,573	1,738,486
	46.3%	48.1%	48.7%	45.5%	46.8%

Debt/Undepreciated Book Value
Total debt	$732,216	$768,217	$754,582	$746,866	$813,637
Undepreciated book value	1,340,050	1,515,255	1,519,569	1,520,263	1,504,372
	54.6%	50.7%	49.7%	49.1%	54.1%

(1)	At December 31, 2015, we had fixed LIBOR at a weighted average interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(2)
During the three months ended December 31, 2015, we recorded personnel separation costs of $6.1 million in connection with our former Chief Executive Officer and former Chief Investment Officer's separation from the Company in November 2015. During the three months ended March 31, 2015, we recorded $0.4 million of personnel separation costs as a result of moving to a vertically integrated structure with a greater focus on high quality D.C. office properties.

(3)
Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on our preferred shares. For the three months ended September 30, 2015, debt principal amortization amounts exclude the repayment of our Jackson National Life Loan, which was prepaid in July 2015. For the three months ended March 31, 2015, debt principal amortization amounts exclude the repayment of mortgage loans that encumbered properties within the Richmond Portfolio, which was sold on March 19, 2015.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate	Balance at December 31, 2015	Annualized Debt Service		Maturity Date	Balance at Maturity
Encumbered Properties
Gateway Centre Manassas Building I(1)(2)	5.88%	$213	$239		11/1/2016	$—
Hillside I and II(1)	4.62%	12,540	945		12/6/2016	12,160
Redland Corporate Center Buildings II and III	4.64%	64,543	4,014		11/1/2017	62,064
840 First Street, NE	6.01%	35,888	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%	3,526	320		11/1/2020	2,618
1211 Connecticut Avenue, NW	4.47%	29,110	1,823		7/1/2022	24,668
1401 K Street, NW	4.93%	36,224	2,392		6/1/2023	30,414
11 Dupont Circle(3)	4.22%	66,780	2,705		9/1/2030	60,449
Total Fixed-Rate Debt	4.74%(4)	$248,824	$15,160			$224,373
Unamortized fair value adjustments		(173)
Total Principal Balance		$248,651

Variable-Rate Debt(5)

440 First Street, NW Construction Loan(6)	LIBOR + 2.50%	32,216	944		5/30/2016	32,216
Storey Park Land Loan(7)	LIBOR + 2.50%	22,000	645		10/16/2016	22,000
Northern Virginia Construction Loan(8)	LIBOR + 1.85%	9,176	209		9/1/2019	9,176
Unsecured Revolving Credit Facility(9)	LIBOR + 1.50%	120,000	2,316		12/4/2019	120,000
Unsecured Term Loan(9)
Tranche A	LIBOR + 1.45%	100,000	1,880		12/4/2020	100,000
Tranche B	LIBOR + 1.45%	100,000	1,880		6/4/2021	100,000
Tranche C	LIBOR + 1.80%	100,000	2,230		12/4/2022	100,000
Total Unsecured Term Loan	2.03%(4)	$300,000	$5,990			$300,000

Total Variable-Rate Debt	3.09%(4)(10)	$483,392	$10,104			$483,392

Total Debt at December 31, 2015	3.65%(4)(10)	$732,216	$25,264	(11)		$707,765

(1)	The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties.

(2)
The Gateway Centre Manassas mortgage loan and its related fair value impact that was recorded at its acquisition are classified within "Liabilities-held-for-sale" on our consolidated balance sheet at December 31, 2015.

(3)	The loan is interest only until September 1, 2025.

(4)	Represents the weighted average interest rate.

(5)
All of our variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at December 31, 2015, which was 0.43%.

(6)
The loan matures in May 2016, with two one-year extension options at our discretion and has a borrowing capacity of up to $43.5 million. We can repay all or a portion of the 440 First Street, NW Construction Loan, without penalty, at any time during the term of the loan.

(7)	The loan matures in October 2016, with a one-year extension at our option, and is repayable in full without penalty at any time during the term of the loan.

(8)
The loan has a borrowing capacity of up to $43.7 million. The loan is collateralized by a development project in Northern Virginia. We can repay all or a portion of the Northern Virginia Construction Loan, without penalty, at any time during the term of the loan.

(9)	On December 4, 2015, we amended, restated and consolidated our unsecured revolving credit facility and unsecured term loan.

(10)
At December 31, 2015, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements. The effective interest rate reflects the impact of our interest rate swap agreements.

(11)	During the fourth quarter of 2015, we paid approximately $1.0 million in principal payments on our consolidated mortgage debt.

Debt Maturity Schedule (unaudited, dollars in thousands)

$200 M
$150 M
$100 M
$50 M
$ M
2016
2017
2018
2019
2020
2021
2022
2023
2030
Fixed Rate Debt
Variable Rate Debt(1)
Hedged Variable Rate Debt

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2016	Secured Property Debt	$1,363	$12,160	$12,160	11.2%
2016	Construction Loan	1,326	32,216	32,216	4.1%
2016	Land Loan	—	22,000	22,000	NM
2017	Secured Property Debt	9,150	62,064	62,064	14.7%
2019	Construction Loan	—	9,176	9,176	NM
2019	Unsecured Revolving Credit Facility	80,128	120,000	420,000	19.1%
2020	Unsecured Term Loan	80,128	100,000	420,000	19.1%
2020	Secured Property Debt	8,883	34,618	34,618	25.7%
2021	Unsecured Term Loan	80,128	100,000	420,000	19.1%
2022	Secured Property Debt	3,579	24,668	24,668	14.5%
2022	Unsecured Term Loan	80,128	100,000	420,000	19.1%
2023	Secured Property Debt	2,265	30,414	30,414	7.4%
2030	Secured Property Debt	5,812	60,449	60,449	9.6%
NM= Not meaningful.

(1)	At December 31, 2015, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

Selected Debt Covenants (unaudited, dollars in thousands)

	Unsecured Credit Facility / Unsecured Term Loan / Construction Loans / Land Loan

Covenants	Quarter Ended December 31, 2015	Covenant
Consolidated Total Leverage Ratio(1)	41.5%	≤ 60%
Tangible Net Worth(1)	$1,108,625	≥ 601,202
Fixed Charge Coverage Ratio(1)	2.29x	≥ 1.50x
Maximum Dividend Payout Ratio	65.9%	≤ 95%

Restricted Indebtedness:
Maximum Secured Debt	19.0%	≤ 40%
Unencumbered Pool Leverage (1)	38.5%	≤ 60%
Unencumbered Pool Interest Coverage Ratio (1)	5.85x	≥ 1.75x

(1)
These are the only covenants that apply to our 440 First Street, NW Construction Loan, Northern Virginia Construction Loan and Storey Park Land Loan, which are calculated in accordance with the amended, restated and consolidated unsecured revolving credit facility and unsecured term loan facility.

Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Three Months Ended December 31, 2015
Income Statement Items

Total Portfolio In-Place Cash NOI
Total Revenues	$43,104
Property Operating Expense	(9,417)
Real Estate Taxes and Insurance Expense	(5,077)
Net Operating Income(1)	28,610
Straight-line and Deferred Market Rents(2)	(115)
Management Fee Adjustment(3)	225
Disposed or Held-for-Sale Properties(4)	(3,240)
Total Portfolio In-Place Cash NOI	$25,480

Occupancy as of December 31, 2015	90.3%

Balance Sheet Items

Development & Redevelopment Assets
Original Cost Basis of Land held for Future Development	$17,191
Original Cost Basis of Assets in Current Development/Redevelopment	48,558
Construction Costs to Date for Current Development/Redevelopment	38,990
Total Development & Redevelopment Assets	$104,739
Other Assets
Unconsolidated Investment in Affiliates	$48,223
Notes Receivable, net	34,000
Total Other Assets	$82,223
Net Liabilities at December 31, 2015
Mortgage and Senior Debt, cash principal balances	$(732,043)
Accrued interest	(1,603)
Rents received in advance	(6,003)
Tenant security deposits	(4,982)
Accounts payable and other liabilities	(47,972)
Cash, cash equivalents, escrows and reserves	16,041
Accounts and other receivables, net of allowance for doubtful accounts	9,868
Prepaid expenses and other assets	6,950
Total Net Liabilities	$(759,744)

Preferred Shares Outstanding at December 31, 2015	6,400
Par Value of Preferred Shares Outstanding at December 31, 2015	$160,000
Weighted Average Diluted Shares and OP Units Outstanding for the quarter ended December 31, 2015	60,209

(1)	For a reconciliation of net operating income to net income see page 14.

(2)	Includes straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents.

(3)	Management fee adjustment is used in lieu of an administrative overhead allocation.

(4)
Reflects the operating results of the NOVA Non-Core Portfolio (Van Buren Office Park, Herndon Corporate Center, Windsor at Battlefield, Reston Business Campus, Enterprise Center, Gateway Centre Manassas, Linden Business Center and Prosperity Business Center), which was classified as held-for-sale at December 31, 2015, Cedar Hill I and III and Newington Business Park Center, which were sold in December 2015, and Rumsey Center, which was sold in July 2015. These properties did not meet the requirements to be classified as discontinued operations and, therefore, their operating results remain in continuing operations. Also, includes adjustments for straight-line and deferred market rents, and a management fee in lieu of administrative overhead allocation.

Investment in Joint Ventures (unaudited, dollars in thousands)

	FPO Ownership	FPO Investment at December 31, 2015	Property Type	Location	Square Feet	Leased at September 30, 2015	Occupied at September 30, 2015
RiversPark I and II	25%	$2,246	Business Park	Columbia, MD	307,984	70.0%	70.0%
Aviation Business Park	50%	5,900	Office	Glen Burnie, MD	120,285	69.8%	69.8%
1750 H Street, NW	50%	15,168	Office	Washington, DC	113,131	91.1%	91.1%
Prosperity Metro Plaza	51%	24,909	Office	Fairfax, VA	326,197	98.6%	98.6%
Total / Weighted Average		$48,223			867,597	83.5%	83.5%

		FPO Ownership	Effective Interest Rate	Principal Balance at September 30, 2015(2)	Annualized Debt Service	Maturity Date	Balance at Maturity(2)
RiversPark I and II		25%	LIBOR + 1.90%(1)	$28,000	$652	9/26/2017	$28,000
1750 H Street, NW		50%	4.04%	32,000	1,254	8/1/2024	32,000
Prosperity Metro Plaza		51%	3.96%	50,000	1,955	12/1/2029(3)	45,246
Total / Weighted Average			3.50%	$110,000	$3,861		$105,246

			Three Months Ended(4)
			December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Cash revenues(5)			$6,199	$5,894	$5,931	$5,998	$5,865
Non-cash revenues			(150)	81	132	169	175
Total revenues			6,049	5,975	6,063	6,167	6,040
Total operating expenses			(1,882)	(1,866)	(1,756)	(2,156)	(1,669)
Net operating income			4,167	4,109	4,307	4,011	4,371
Depreciation and amortization			(1,928)	(2,254)	(2,287)	(2,249)	(2,571)
Interest expense, net of interest income			(981)	(980)	(975)	(973)	(831)
Other (expenses) income			—	—	—	—	(18)
Net income			$1,258	$875	$1,045	$789	$951

(1)	For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at December 31, 2015, which was 0.43%.

(2)	Reflects the entire balance of the debt secured by the properties, not our portion of the debt.

(3)	The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.

(4)	Reflects the overall operating results of the properties, not our economic interest in the properties.

(5)	Cash revenues are comprised of base rent, tenant recoveries and other miscellaneous income. Non-cash revenues are comprised of straight-line rent, rent abatement and deferred base and market rent.

Portfolio Summary (unaudited)

Consolidated Portfolio
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Region
Washington DC	6	918,375	92.4%	87.6%	$27,589,889	23.9%
Maryland	34	1,885,630	93.9%	91.9%	31,794,832	27.5%
Northern VA	40	2,661,448	88.1%	87.0%	34,442,323	29.8%
Southern VA	19	2,023,639	95.6%	94.3%	21,647,263	18.7%
Total / Weighted Average	99	7,489,092	92.1%	90.3%	$115,474,307	100.0%
By Strategic Category(4)
Strategic Hold	33	3,529,486	94.9%	93.7%	$58,024,867	50.2%
Reposition	4	534,270	95.1%	90.9%	16,020,649	13.9%
Non-Core	62	3,425,336	88.8%	86.6%	41,428,792	35.9%
Total / Weighted Average	99	7,489,092	92.1%	90.3%	$115,474,308	100.0%

Value Creation Pipeline(5)

	Region	Square Feet	% Leased	% Occupied	Total Project Cost(6)	Cost To Date(7)	Return on Investment(8)
Recently Placed in Service
440 First Street, NW	Washington DC	138,603	71.7%	56.9%	$74,000,000	$67,888,908	7%

Development
Northern Virginia Build-to-Suit(9)	Northern VA	167,360	100.0%	0.0%	$50,000,000 - $60,000,000	$40,571,161	7% - 8%

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Unconsolidated Joint Ventures(10)	12	867,597	83.5%	83.5%	$15,540,162

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(5)
We own land that can accommodate up to 638,085 square feet of additional development, not including Storey Park. Storey Park is currently under contract, subject to a study period; however, we can provide no assurances regarding the timing or pricing of the sale, or that such sale will ultimately occur.

(6)
Reflects the total projected costs, net of tenant reimbursements, required to achieve stabilization, which includes, but is not limited to, the original cost basis of the property (or applicable portion thereof), projected base building costs, projected leasing commissions, projected tenant improvements, and projected capitalized expenses.

(7)	Reflects the Total Project Costs incurred through 12/31/2015.

(8)	Reflects the projected cash NOI after the rent abatement period ends, divided by Total Project Costs.

(9)
Per the terms of the amended lease for the building under construction in Northern Virginia, tenant has the option to exchange up to the full 25 months of rent abatement previously provided in the terms of the original lease for additional tenant improvements and building security amortized capital ("BSAC") of up to an aggregate amount of $10.3 million. For every $1.00 of tenant improvements and BSAC costs the tenant's rent abatement is reduced by $1.12, totaling up to $11.5 million of rent abatement reduction if the full $10.3 million of tenant improvements and BSAC costs are used. The actual Return on Investment will vary based on outcome of additional tenant improvements and BSAC costs actually used by the tenant.

(10)	Represents operating results of the unconsolidated joint ventures, not our economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type and Strategic Category(1)
				Occupied Portfolio by Property Type and Strategic Category				Leased Portfolio by Property Type and Strategic Category
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Property Type
Office	3,670,697	49.0%	48	3,229,605	88.0%	$72,357,492	64.0%	3,298,083	89.8%	$74,229,991	64.3%
Business Park / Industrial	3,818,395	51.0%	51	3,531,574	92.5%	40,643,206	36.0%	3,601,839	94.3%	41,244,317	35.7%
Total / Weighted Average	7,489,092	100.0%	99	6,761,179	90.3%	$113,000,698	100.0%	6,899,922	92.1%	$115,474,308	100.0%

By Strategic Category(4)
Strategic Hold	3,529,486	47.1%	33	3,308,446	93.7%	$57,078,706	50.5%	3,350,212	94.9%	$58,024,867	50.2%
Reposition	534,270	7.1%	4	485,775	90.9%	15,301,590	13.5%	508,255	95.1%	16,020,649	13.9%
Non-Core	3,425,336	45.8%	62	2,966,958	86.6%	40,620,402	36.0%	3,041,455	88.8%	41,428,792	35.9%
Total / Weighted Average	7,489,092	100.0%	99	6,761,179	90.3%	$113,000,698	100.0%	6,899,922	92.1%	$115,474,308	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA
					Total
Office	23.9%	19.2%	19.6%	1.6%	64.3%
Business Park / Industrial	0.0%	8.3%	10.2%	17.2%	35.7%
Total / Weighted Average	23.9%	27.5%	29.8%	18.8%	100.0%

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

Portfolio by Size(1) (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(2)
0-2,500	97	153,031	2.2%	$3,007,223	2.6%	$19.65
2,501-10,000	226	1,230,248	17.8%	19,862,208	17.2%	16.14
10,001-20,000	95	1,279,290	18.6%	22,383,273	19.4%	17.50
20,001-40,000	49	1,318,901	19.1%	19,116,136	16.6%	14.49
40,001-100,000	19	1,193,688	17.3%	16,920,471	14.7%	14.17
100,000 +	12	1,724,764	25.0%	34,184,997	29.5%	19.82

Total / Weighted Average	498	6,899,922	100.0%	$115,474,308	100.0%	$16.74

$ 10 M
$ 8 M
$ 6 M
$ 4 M
$ 2 M
$ M
2016
2017
2018
2019
2020
2021
2022
2023
2024
Thereafter
< 20,000 SF
20,000 - 100,000 SF
> 100,000 SF
Other (3)

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)
Reflects contractual expiration of the following: Bureau of Prisons at 500 First Street, NW on 7/31/16, CACI International at One Fair Oaks on 12/31/2016 (presented as a 2017 expiration), and Department of Health and Human Services at Redland Corporate Center on 3/22/2017. For 2016 Core FFO guidance, we assume the Bureau of Prisons at 500 First Street, NW will be in place and paying holdover rent through 2016.

Top Twenty-Five Tenants(1) (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years

1	U.S. Government	16	613,221	$13,288,962	11.5%	2.7
2	BlueCross BlueShield	1	204,314	6,247,922	5.4%	7.7
3	CACI International	1	214,214	5,562,671	4.8%	1.0
4	BAE Systems Technology Solutions & Services	2	165,004	4,081,270	3.5%	4.7
5	ICF Consulting Group Inc.	1	127,946	3,528,751	3.1%	8.5
6	Sentara Healthcare	5	283,199	2,664,696	2.3%	4.7
7	Stock Building Supply, Inc.	1	171,996	2,106,951	1.8%	6.7
8	Montgomery County, Maryland	3	77,522	1,887,423	1.6%	6.8
9	Vocus, Inc.	1	93,000	1,718,234	1.5%	7.3
10	State of Maryland - AOC	1	101,113	1,692,503	1.5%	4.0
11	Siemens Corporation	3	100,745	1,433,545	1.2%	0.6
12	Affiliated Computer Services, Inc	1	107,422	1,372,853	1.2%	1.0
13	First Data Corporation	1	117,336	1,371,658	1.2%	3.9
14	Odin, Feldman & Pittleman	1	53,918	1,261,142	1.1%	11.8
15	Lyttle Corp	1	54,530	1,146,766	1.0%	7.1
16	CVS Pharmacy	1	11,692	1,052,280	0.9%	12.3
17	General Dynamics	1	147,248	920,668	0.8%	4.1
18	DRS Defense Solutions, LLC	2	45,675	912,557	0.8%	2.1
19	McLean Bible Church	1	53,559	841,412	0.7%	8.5
20	Telogy Networks, Inc.	1	52,145	819,198	0.7%	2.4
21	National Women's Law Center	1	24,760	801,498	0.7%	7.2
22	Internet Society	1	30,037	759,696	0.7%	3.3
23	Zenith Education Group, Inc.	1	39,250	753,993	0.7%	3.6
24	Stewart Lender Services	1	57,476	701,207	0.6%	6.8
25	Washington Sports Club	1	21,047	697,913	0.6%	8.9
	Subtotal Top 25 Tenants	50	2,968,369	$57,625,769	49.9%	4.8
	All Remaining Tenants	448	3,931,553	57,848,539	50.1%	4.8
	Total / Weighted Average	498	6,899,922	$115,474,308	100.0%	4.8

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

Annual Lease Expirations(1) (unaudited)

	Total Portfolio					Property Type
						Office		Business Park / Industrial
Year of Lease Expiration(2)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(3)	Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)
2016	52	508,867	7.4%	10,941,075	21.50	259,405	29.63	249,462	13.05
2017	77	1,077,283	15.7%	19,312,212	17.93	576,035	23.34	501,248	11.71
2018	78	785,669	11.4%	11,002,610	14.00	299,919	17.38	485,750	11.92
2019	61	795,883	11.5%	10,970,235	13.78	222,709	18.25	573,174	12.05
2020	62	988,271	14.3%	15,373,232	15.56	465,958	20.99	522,313	10.71
2021	43	392,557	5.7%	5,521,454	14.07	150,108	18.75	242,449	11.16
2022	38	561,282	8.1%	6,899,032	12.29	126,404	24.19	434,878	8.83
2023	19	555,347	8.0%	12,416,528	22.36	348,077	27.26	207,270	14.12
2024	22	573,795	8.3%	10,166,906	17.72	334,784	22.11	239,011	11.56
2025	19	277,016	4.0%	4,431,502	16.00	218,146	17.31	58,870	11.13
Thereafter	27	383,952	5.6%	8,439,520	21.98	296,538	25.30	87,414	10.72
Total / Weighted Average	498	6,899,922	100.0%	$115,474,307	$16.74	3,298,083	$22.51	3,601,839	$11.45

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

Quarterly Lease Expirations(1) (unaudited)

Quarter of Lease Expiration(2)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(3)		Average Base Rent per Square Foot (3)

2016 - Q1	13	67,094	1.0%	1,449,188		21.60
2016 - Q2	13	130,969	1.9%	1,870,170		14.28
2016 - Q3	19	225,268	3.3%	6,433,879	(4)	28.56
2016 - Q4	7	85,536	1.2%	1,187,839		13.89

Total / Weighted Average	52	508,867	7.4%	$10,941,076		$21.50

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)
Includes the contractual expiration of the Bureau of Prisons at 500 First Street, NW on 7/31/16, however for 2016 Core FFO guidance we assume the tenant will be in place and paying holdover rent through 2016.

Leasing Analysis (unaudited)

Lease Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended December 31, 2015
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	104,164	16	$16.58	$17.45	6.9	$36.04	$5.22
First Generation New Leases	8,394	3	34.11	34.27	3.7	32.84	8.87
Second Generation New Leases	95,770	13	15.04	15.97	7.2	36.32	5.06
Renewal Leases	185,997	13	9.45	9.86	3.1	2.54	0.83
Total / Weighted Average	290,161	29	$12.01	$12.58	4.4	$14.57	$3.28

	Twelve Months Ended December 31, 2015
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	395,151	71	$14.52	$15.05	7.0	$34.43	$4.92
First Generation New Leases	44,990	13	26.24	26.72	7.1	50.48	7.16
Second Generation New Leases	350,161	58	13.02	13.55	7.0	32.37	4.63
Renewal Leases	552,576	54	11.33	11.78	4.6	5.30	1.15
Total / Weighted Average	947,727	125	$12.66	$13.14	5.6	$17.45	$3.12

Lease Comparison(1)
Comparable Leases Only (4)
	Three Months Ended December 31, 2015
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	25,741	5	$19.19	$20.43	-6.1%	$19.99	$18.92	5.6%	7.5
Renewal Leases	185,997	13	9.45	9.39	0.6%	9.86	8.89	10.9%	3.1
Total / Weighted Average	211,738	18	$10.63	$10.73	-0.9%	$11.09	$10.11	9.7%	3.6

	Twelve Months Ended December 31, 2015
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	114,899	23	$15.39	$15.71	-2.1%	$15.98	$14.90	7.3%	7.3
Renewal Leases	552,576	54	11.33	12.25	-7.5%	11.78	11.51	2.4%	4.6
Total / Weighted Average	667,475	77	$12.03	$12.85	-6.4%	$12.50	$12.09	3.4%	5.1

(1)	Excludes leasing activity for any time periods in which a property was under contract to be sold.

(2)
Rent amounts are reflected on triple-net equivalent basis, without taking into account rent abatements for the Cash Basis calculation, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)
The average capital cost includes leasing commissions and tenant improvements, but does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.

(4)	Comparable lease comparisons do not include comparable data for first generation spaces, suites that have been vacant for over twelve months, or leases with terms of less than one year.

Retention Summary (unaudited)

	Three Months Ended December 31, 2015 (1)			Twelve Months Ended December 31, 2015 (1)
	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate
Total Portfolio	236,075	185,997	79%	900,477	552,576	61%
Washington DC	21,258	8,020	38%	54,104	11,430	21%
Maryland	44,768	41,891	94%	100,687	71,716	71%
Northern Virginia	134,468	117,999	88%	564,400	375,830	67%
Southern Virginia	35,581	18,087	51%	181,286	93,600	52%

(1)	Excludes leasing activity for any time periods in which a property was under contract to be sold.

(2)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

Office Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Washington DC
11 Dupont Circle, NW	1	CBD(4)	Reposition	150,805	$5,388,993	97.7%	97.7%	$36.59
440 First Street, NW	1	Capitol Hill	Strategic Hold	138,603	3,162,396	71.7%	56.9%	31.84
500 First Street, NW	1	Capitol Hill	Reposition	129,035	4,638,171	100.0%	100.0%	35.95
840 First Street, NE	1	NoMA(4)	Strategic Hold	248,535	7,413,935	98.9%	98.9%	30.16
1211 Connecticut Avenue, NW	1	CBD(4)	Strategic Hold	130,862	3,703,820	98.7%	97.5%	28.68
1401 K Street, NW	1	East End	Reposition	120,535	3,282,573	81.3%	62.7%	33.48
Total / Weighted Average	6			918,375	$27,589,888	92.4%	87.6%	$32.51

Maryland
Annapolis Business Center	2	Annapolis	Non-Core	101,113	$1,692,503	100.0%	100.0%	$16.74
Cloverleaf Center	4	Germantown	Non-Core	173,916	2,475,750	86.8%	73.0%	16.40
Hillside I and II	2	Columbia	Strategic Hold	86,966	993,898	87.3%	87.3%	13.09
Metro Park North	4	Rockville	Non-Core	191,211	2,860,793	87.3%	87.3%	17.14
Redland Corporate Center II & III(5)	2	Rockville	Strategic Hold	349,267	9,430,064	100.0%	100.0%	27.00
Redland Corporate Center I (540 Gaither)(5)	1	Rockville	Reposition	133,895	2,710,912	100.0%	100.0%	20.25
TenThreeTwenty	1	Columbia	Strategic Hold	138,854	2,059,966	95.6%	95.6%	15.52
Total / Weighted Average	16			1,175,222	$22,223,886	94.5%	92.5%	$20.01

Northern Virginia
Atlantic Corporate Park	2	Sterling	Strategic Hold	218,180	$3,325,134	83.5%	83.5%	$18.25
Enterprise Center(6)	4	Chantilly	Non-Core	188,933	1,755,678	55.0%	55.0%	16.89
Herndon Corporate Center(6)	4	Herndon	Non-Core	128,359	1,379,188	68.7%	68.7%	15.64
One Fair Oaks	1	Fairfax	Non-Core	214,214	5,562,671	100.0%	100.0%	25.97
Reston Business Campus(6)	4	Reston	Non-Core	82,378	941,616	78.9%	78.9%	14.48
Three Flint Hill	1	Oakton	Strategic Hold	180,819	3,582,525	97.6%	97.6%	20.29
Van Buren Office Park(6)	5	Herndon	Non-Core	106,683	1,040,208	78.2%	78.2%	12.47
Wiehle Avenue	1	Reston	Strategic Hold	130,048	3,002,183	100.0%	100.0%	23.09
Windsor at Battlefield(6)	2	Manassas	Non-Core	155,764	2,033,655	95.2%	95.2%	13.72
Total / Weighted Average	24			1,405,378	$22,622,858	84.8%	84.8%	$18.98

Southern Virginia
Greenbrier Towers	2	Chesapeake	Strategic Hold	171,722	$1,793,357	85.4%	85.4%	$12.22

Total / Weighted Average	48			3,670,697	$74,229,989	89.8%	88.0%	$22.51

Strategic Category(2)
Strategic Hold	14			1,793,856	$38,467,280	93.0%	91.7%	$23.06
Reposition	4			534,270	16,020,649	95.1%	90.9%	31.52
Non-Core	30			1,342,571	19,742,062	83.6%	81.8%	17.60
Total / Weighted Average	48			3,670,697	$74,229,991	89.8%	88.0%	$22.51

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC		113,131	$3,728,405	91.1%	91.1%	$36.19
Aviation Business Park	3	Glen Burnie - MD		120,285	1,261,031	69.8%	69.8%	15.01
Prosperity Metro Plaza	2	Merrifield - NOVA		326,197	7,420,043	98.6%	98.6%	23.07
Total / Weighted Average	6			559,613	$12,409,479	90.9%	90.9%	$24.39

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.

(5)
Redland Corporate Center II & III (520 and 530 Gaither Road) was acquired November 2010. Redland Corporate Center I (540 Gaither Road) was acquired in October 2013, and is currently fully occupied by Health and Human Services whose lease will expire on 3/22/2017. The three buildings are collectively referred to as Redland Corporate Center.

(6)
Property is part of the NOVA Non-Core portfolio, which is currently under a binding contract; however, we can provide no assurances regarding the timing or pricing of the sale, or that such sale will ultimately occur. The property was classified as "held-for-sale" at December 31, 2015.

Business Park / Industrial Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Maryland
Ammendale Business Park(4)	7	Beltsville	Non-Core	312,846	$4,015,098	89.8%	89.8%	$14.29
Gateway 270 West	6	Clarksburg	Non-Core	252,295	3,080,094	90.4%	87.4%	13.51
Snowden Center	5	Columbia	Strategic Hold	145,267	2,307,866	100.0%	100.0%	15.89
Total / Weighted Average	18			710,408	$9,403,058	92.1%	91.0%	$14.37

Northern Virginia
Gateway Centre Manassas(5)	3	Manassas	Non-Core	102,446	$855,256	85.5%	79.0%	$9.77
Linden Business Center(5)	3	Manassas	Non-Core	109,809	851,422	81.2%	81.2%	9.55
Plaza 500(6)	2	Alexandria	Non-Core	500,955	4,823,255	91.4%	86.7%	10.53
Prosperity Business Center(5)	1	Merrifield	Non-Core	71,373	782,748	100.0%	100.0%	10.97
Sterling Park Business Center(7)	7	Sterling	Non-Core	471,487	4,506,784	94.8%	94.8%	10.09
Total / Weighted Average	16			1,256,070	$11,819,465	91.8%	89.4%	$10.25

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	Strategic Hold	96,720	$844,152	100.0%	100.0%	$8.73
Crossways Commerce Center(8)	9	Chesapeake	Strategic Hold	1,082,461	11,973,157	97.6%	96.4%	11.33
Greenbrier Business Park(9)	4	Chesapeake	Strategic Hold	411,182	4,357,980	93.3%	91.8%	11.36
Norfolk Commerce Park(10)	3	Norfolk	Non-Core	261,554	2,678,616	96.1%	93.7%	10.66
Total / Weighted Average	17			1,851,917	$19,853,905	96.6%	95.2%	$11.10

Total / Weighted Average	51			3,818,395	$41,244,317	94.3%	92.5%	$11.45

Strategic Category(2)
Strategic Hold	19			1,735,630	$19,557,587	96.9%	95.8%	$11.62
Reposition	0			—	—	NA	NA	NA
Non-Core	32			2,082,765	21,686,730	92.2%	89.7%	11.30
Total / Weighted Average	51			3,818,395	$41,244,317	94.3%	92.5%	$11.45

Unconsolidated Joint Ventures
RiversPark I and II	6	Columbia - MD		307,984	$3,130,683	70.0%	70.0%	$14.53

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.

(5)
Property is part of the NOVA Non-Core portfolio, which is currently under a binding contract; however, we can provide no assurances regarding the timing or pricing of the sale, or that such sale will ultimately occur. The property was classified as "held-for-sale" at December 31, 2015.

(6)	Plaza 500 is classified as an Industrial property.

(7)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.

(8)
Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.

(9)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.

(10)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures.
We believe NOI, Same Property NOI, EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
NOI
We believe net operating income (“NOI”) is a useful measure of our property operating performance. We define NOI as property revenues (rental, and tenant reimbursements and other revenues) less property operating expenses (property operating, and real estate taxes and insurance expenses). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.
Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, we believe that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.
On our Net Asset Value Analysis page, we provide a Total Portfolio In-Place Cash NOI figure, which is our total revenues, less property operating expenses, real estate taxes and insurance expenses, straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents. We also, adjust for properties that were sold or classified as held-for-sale at the end of the current period, and did not have their operating results classified as held-for-sale for the period presented. The presentation on our Net Asset Value Analysis page reconciles our total revenues, less property operating expenses, and real estate taxes and insurance expenses, which all can be derived from our consolidated statement of operations for the current quarter, to Total Portfolio In-Place Cash NOI. However, Total Portfolio In-Place Cash NOI is not indicative of future results and should not be used in place of net income calculated in accordance with GAAP.
SAME PROPERTY NOI
Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same-property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net income from our consolidated statements of operations is presented below. The Same Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.
EBITDA
We believe EBITDA is a useful measure of our operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
We consider EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and gains or losses on retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.
FFO
Funds from operations (“FFO”), which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to common shareholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented.
We consider FFO and FFO available to common shareholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly title measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds

Management Statements on Non-GAAP Supplemental Measures

back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share. FFO available to common shareholders is calculated as FFO less accumulated dividends on our preferred shares for all periods presented.
Our presentation of FFO in accordance with the NAREIT’s definition should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
CORE FFO
We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal U.S. Securities and Exchange Commission’s (“SEC”) inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.
Neither our presentation of FFO in accordance with the NAREIT’s definition, nor our presentation of Core FFO, should be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Our FFO and Core FFO calculations are reconciled to net income (loss) in our Consolidated Statements of Operations included in this release.
AFFO
We believe AFFO is a useful measure for comparative purposes to other REITs. We compute AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any non-First Generation tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization.
First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. We also exclude development and redevelopment related expenditures. AFFO provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.